Maharashtra Small Scale Industries Development Corporation Limited, Ballard Estate, Mumbai-400001

D-5/STP(V)/C.R.1012/04/2004/2059-61

भारत 60251 145116 Special Adhesive महाराष्ट्र AUG 10 2006 15:42

Rs.0000100/- PB5089

INDIA STAMP DUTY MAHARASHTRA

G. S. JALGAONKAR
Asstt. Manager,
MSSIDC Ltd.
Bandra (E)
Mumbai-400051.

100

NetMagic

Netmagic Solutions Pvt. Ltd.

http:\\www.netmagicsolutions.com

Managed Web Hosting * Co-location * Corporate Email

VPN * Remote Management * Internet Telephony

Network & Security Consulting * Disaster Recovery

AGREEMENT NO.	NSPL/2006/T&C-A/YATRA/001
DATE OF AGREEMENT	18th DECEMBER 2006

TERMS AND CONDITIONS

THIS AGREEMENT (the "*Agreement*") between Netmagic Solutions Private Limited ("*Netmagic*"), with its registered office at Building 22, Nirlon Complex, Western Express Highway, Goregaon (East), Mumbai 400063, India and Yatra Online Pvt. Ltd. ("*Customer*"), with its registered office 93B, Mittal Court, Nariman Point, Mumbai-400021 ……………………………………………… is made effective as of date indicated below the Customer signature on this agreement and accepted by Netmagic.

Netmagic Initials ________ Customer Initials MA

1. SCOPE OF WORK.

1.1. This agreement states the terms and conditions by which Netmagic will deliver and customer will receive any or all of the services provided by Netmagic, including facilities, bandwidth, managed services and professional services.

1.2. GENERAL.

1.2.1. Each Service Order Form (with the attached Specification Sheet(s) and Statement(s) of Work) submitted, accepted and executed by both parties is hereby incorporated by reference into this Agreement.

1.2.2. This Agreement is intended to cover any and all Services ordered by Customer and provided by Netmagic.

1.2.3. In the event that any terms set forth herein apply specifically to a service not ordered by Customer, such terms should not apply to Customer.

1.2.4. The Information Technology Act, 2000, Indian Telegraphic Act, 1885, Indian Wireless Telegraphy Act, 1933 and TRAI ACT, 1997,as modified from time to time, mainly governs this agreement. For details of the contents of the Acts and rules please visit : www.dotindia.com/Acts/acts.htm. Or www.moc.gov.in.

1.3. DEFINITIONS.

1.3.1. "Customer Area" means that portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or Netmagic

1.3.2.

1.3.3. Supplied Equipment and use of the Service(s).

1.3.4. "Customer Equipment" means the Customer's computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on Netmagic' standard customer equipment list completed and delivered by Customer to Netmagic, as amended in writing from time to time by Customer.

1.3.5. "Customer Registration Form" means the list that contains the names and contact information (e.g. pager, email and telephone numbers) of Customer and the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to Netmagic and amended in writing from time to time by Customer.

1.3.6. "Netmagic Supplied Equipment" means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by Netmagic for use by Customer as set forth on the Service Order Form(s).

1.3.7. "Service Term" means the minimum term for which Netmagic will provide the Service(s) to Customer, as indicated on the Service Order Form(s). Except as otherwise expressly provided in this Agreement, Netmagic is obligated to provide and Customer is obligated to pay for each Service through its service Term and any Renewal Term.

1.3.8. "Internet Data Center(s)" means any of the facilities used by Netmagic to provide the Service(s).

1.3.9. "Professional Services" means any professional and/or consulting service provided by Netmagic to Customer as more fully described in a Statement of Work.

1.3.10. "Renewal Term" means any service term following the Service Term, as specified in Section 2.2.

1.3.11. "Representatives" mean the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

1.3.12. "Rules and Regulations" means the Netmagic general rules and regulations governing Customer's use of Services, including, but not limited to, online conduct, and the obligations of Customer and its Representatives in the Internet Data Centers.

Netmagic Initials ________ Customer Initials MA

1.3.13. "Service(s)" means the specific service(s) provided by Netmagic as described on the Service Order Form(s).

1.3.14. "Service Commencement Date" means the date Netmagic will begin providing the Service(s) to Customer, as indicated in a Notice of Service Commencement delivered by Netmagic to Customer.

1.3.15. "Specification Sheet" means the detailed description for each Service, other than Professional Services, ordered by Customer that is attached to a Service Order Form(s).

1.3.16. "Statement of Work" means the detailed description(s) of the Professional Services attached to (a) Service Order Form(s).

1.3.17. "Work" means any tangible deliverable provided by Netmagic to Customer as described in the Statement of Work for any Professional Service.

2. DELIVERY OF SERVICES; TERMS.

2.1. DELIVERY OF SERVICES.

2.1.1. The Customer representative signing below acknowledges and agrees that SOF shall be treated as the Customer's purchase order.

2.1.2. *General.* Subject to the payment terms as mention in the SOF, by submitting a Service Order Form, Customer agrees to take and pay for, and, by accepting the Service Order Form, Netmagic agrees to provide, the Service(s) during the Service Term and for any Renewal Term, as specified in paragraph 2.2 below.

2.1.3. *Delivery of Supplemental Services.* The purpose of this provision is to enable Netmagic to provide Customer with certain limited services and equipment needed by Customer on a "one-off" or emergency basis ("Supplemental Services") where such services are not included within the scope of the Services as described in the Specification Sheets and/or Statement of Work. Supplemental Service may include, as an example, a request from Customer to Netmagic via fax/e-Mail that Netmagic immediately replace a problem Customer server with a Netmagic server for a temporary period of time. Netmagic shall notify Customer of the fees for any Supplemental Services requested by Customer and obtain Customer's approval prior to providing such services.

In the event Netmagic reasonably determines that Supplemental Services are required on an emergency basis, Netmagic may provide such services without the consent of Customer, thereafter provide notice of the services to Customer and bill Customer a reasonable fee for such services. Customer agrees to pay Netmagic the fees charged by Netmagic for the Supplemental Services provided. The fees for supplemental services shall be due for payment within 7 days of the provisioning of the service. Netmagic will use commercially reasonable efforts to provide Supplemental Services, provided that Netmagic has no obligation to determine the need for or provide Supplemental Services.

All Supplemental Services provided pursuant to this paragraph 2.1.3 are provided on an "as-is" basis and exclude warranties of any kind, whether express or implied.

2.2. TERM.

2.2.1. Once order placed cannot be cancelled. For cancellation of any order before commencement of services, the customer agrees to pay 50% of the contracted services and 100% of all set up cost to Netmagic on the date of cancellation of the order.

2.2.2. Notwithstanding the date of execution of this agreement, the provision of the services and usage thereof shall commence from the service commencement date and unless terminated earlier in accordance with provision of this agreement, shall continue in force and effect an initial / renewal term as mentioned in the SOF from the service commencement date.

Netmagic Initials ________ Customer Initials ________

2.2.3. Term Commencement

2.2.3.1. Term for each Service will commence on the Service Commencement Date indicated in the Notice of Service Commencement delivered by Netmagic to customer.

2.2.3.2. The tenure of each service order form will be governed by itself.

2.2.4. Renewal Term(s).

2.2.4.1. Each Service shall continue automatically for additional terms equal to the Service Term ("Renewal Term") unless Customer notifies Netmagic in writing at least thirty (30) days prior to the end of the Initial Service Term or a Renewal Term, as applicable, that it has elected to terminate such Service, in which case such Service shall terminate at the end of such term.

2.2.4.2. The termination of any Service will not affect Customer's obligations to pay for other Service(s).

2.2.4.3. Notwithstanding the foregoing, Netmagic may change or increase the prices it charges Customer for any Service and Netmagic provided equipment at any time after the Initial Term effective thirty (30) days after providing notice to Customer.

2.2.5. Clauses 2.2.2 and 2.2.3 are subject to the advance payment term as indicated in the SOF

3. FEES AND PAYMENT TERMS.

3.1. FEES AND EXPENSES.

3.1.1. Customer will pay all fees due according to the prices and terms listed in the Service Order Form(s).

3.1.2. The prices listed in the Service Order Form(s) will remain in effect during the Initial Service Term indicated in the Service Order Form(s) and will continue thereafter, unless modified in accordance with Section 2.2. Customer also agrees to reimburse Netmagic for actual out-of-pocket reasonable expenses incurred in providing Professional Services to Customer.

3.2. PAYMENT TERMS.

3.2.1. On the date of signing/placing of the SOF, the Customer agrees to pay all the advance recurring charges and one time set up charges

3.2.2. Payment for all the advance recurring charges is/are due on the first day of the period for which the services will be provided or as mentioned in the SOF and

3.2.3. Payment for all other charges including variable charges is/are due on the first day of the subsequent month/period as defined in the SOF.

3.3. LATE PAYMENTS.

3.3.1. Any payment (s) not received on the due date will attract a penalty as mentioned in the invoice. Any payment (s) not received after seven days from the due date will in addition to the penalty accrue interest at a rate of two percent (2%) per month.

3.3.2. In case a Customer fails to pay within seven days (7 days) of the payment becoming due, Netmagic shall have the right to discontinue and/or terminate the services and take back the Netmagic supplied equipments by giving three (3) days notice to the customer.

3.3.3. Any charging of interest/penalty and / or any change in the mode of payment will not hamper Netmagic's right to discontinue/disconnect services as mentioned above.

Netmagic Initials ____ Customer Initials ____

3.4. TAXES.

All fees charged by Netmagic for Services are exclusive of all taxes and similar fees now in force or enacted in the future imposed on the transaction and/or the delivery of Services, all of which Customer will be responsible for and will pay in full, except for taxes based on Netmagic's net income. All Tax (es) wherever applicable will be charged as per the prevalent rate.

4. CUSTOMER OBLIGATIONS.

4.1. WARRANTIES OF CUSTOMER.

4.1.1. *General.* Customer represents and warrants that

4.1.1.1. It has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, to place and use any Customer Equipment as contemplated under this Agreement;

4.1.1.2. The performance of its obligations and use of the Services (by Customer, its customers and users) will not violate any applicable laws, regulations or the Rules and Regulations or cause a breach of any agreements with any third parties or unreasonably interfere with other Netmagic customers' use of Netmagic services, and

4.1.1.3. All equipment including Netmagic supplied equipment, materials, other tangible & intangible items and software's placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer / vendor specifications.

4.1.2. *Breach of Warranties.* In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Netmagic will have the right, in its sole reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by Netmagic to prevent any harm to Netmagic and its business. Netmagic will provide notice and opportunity to cure if practicable depending on the nature of the breach. Once cured, Netmagic will promptly restore the Service(s).

4.2. COMPLIANCE WITH LAW AND RULES AND REGULATIONS.

4.2.1. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with all applicable laws and regulations of the Government of India, the state Government in which the Internet Data Center is located, Department of Telecommunications, or any other law framed by any other relevant authority, and the Rules and Regulations.

4.2.2. The customer will comply the provisions of the Information Technology Act, 2000. The Customer understands further that the Internet contains unedited materials some of which are sexually explicit or may be offensive to some people. Customers access such materials at their own risk. Netmagic has no control over and accepts no responsibility whatsoever for such materials.

4.2.3. Wherever applicable, the Customer will comply with all the applicable Laws including the Indian Telegraph Act, 1885, and the Indian Telegraph Rules made there under and any amendments or replacements made thereto from time to time.

4.2.4. The Customer aggresses to comply with any direction or guidelines as issued by any court of competent Jurisdiction relating to the services contracted from Netmagic.

4.2.5. Neither Netmagic nor its affiliates make any express or implied warranties, representations or endorsements whatsoever (including without limitation warranties of title or non-infringement, or the implied warranties of merchantability or fitness for a particular purpose) with regard to any merchandise, information or service provided

Netmagic Initials ________ Customer Initials ________

through the Internet, and they shall not be liable for any cost or damage arising either directly or indirectly from any such transaction. It is solely customer's responsibility to evaluate the accuracy, completeness and usefulness of all opinions, advice, services and other information, and the quality and merchantability of all merchandise, provided through the service or in the Internet generally.

4.2.6. The customer represents that they will ensure the non-transmission of any form of any objectionable or obscene messages or communications, which are inconsistent with the established laws of the country. The Customer takes the sole responsibility to comply with the prevalent rules and regulations at all point of time. The above Rules and Regulations contain restrictions on Customer and Customer's users' online conduct (including prohibitions against unsolicited commercial email).

4.2.7. Customer agrees to comply with such restrictions and, in the event of a failure to comply, Customer agrees to pay the financial penalties in accordance with the Rules and Regulations.

4.2.8. The customer is not allowed to resell the Internet Access Services (except for ISPs). The Internet Leased Lines customers other than ISP licensees shall not be allowed to resell the bandwidth.

4.2.9. Value Added Telecom service providers would require necessary permission /license from Dy. Director General (CS), Department of Telecommunications, Sanchar Bhavan, 20 Ashoka Road, New Delhi -110 001

4.2.10. Customer acknowledges that Netmagic exercises no control whatsoever over the content of the information passing through Customer's site(s) and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations and the Rules and Regulations.

4.2.11. In case of any breach of any warranty and / or any law and / or Rules and Regulations, the customer shall also be responsible to make good all legal expenses, associated charges and penalties incurred by / imposed upon Netmagic due to such breach by the Customer.

4.2.12. The customer will not do any voice communication from anywhere to anywhere by means of dialing a telephone number (PSTN/ISDN/PLMN) as defined in National Numbering plan .The customer will not originate the voice communication service from a Telephone in India and/or terminate the voice communication to any Telephone within India .

4.2.13. The customer will not establish any connection to any public switched Network in India and/or established gateway between Internet & PSTN/ISDN/PLMN in India and will not use any dial up lines with outward dialing facility from Nodes.

4.2.14. Customer acknowledges and will not establish any interconnectivity between ISPs who are permitted to offer Internet Telephony Services and the ISPs who are not permitted to offer Internet Telephony Services.

4.3. ACCESS AND SECURITY.

Except with the advanced written consent of Netmagic, Customer's access to the Internet Data Centers will be limited solely to the Representatives. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s) unless accompanied by an authorized Netmagic representative.

4.4. RESTRICTIONS ON USE OF SERVICES.

Customer shall not, without the prior written consent of Netmagic (which may be withheld in its sole discretion), resell the Services to any third parties or connect Customer Equipment directly to anything other than the Netmagic network, equipment and facilities.

4.5. RELOCATION OF CUSTOMER EQUIPMENT.

4.5.1. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by Netmagic, Customer will cooperate in good faith with Netmagic to facilitate such relocation, provided that such

Netmagic Initials ________ Customer Initials ________

relocation is based on reasonable business needs of Netmagic (including the needs of other Netmagic customers), the expansion of the space requirements of Customer or otherwise.

4.5.2. Netmagic shall be solely responsible for any costs and expenses incurred by Netmagic in connection with any such relocation and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to the Services.

5. INSURANCE.

The customer placing his equipment in the Netmagic data center shall insure the equipment and the software against all possible contingencies, and Netmagic shall not cover the same under insurance.

6. LIMITATIONS OF LIABILITY.

6.1. PERSONAL INJURY.
Each Representative and any other person visiting an Internet Data Center does so at its own risk. Netmagic assumes no liability whatsoever for any harm to such persons resulting from any cause other than the negligence or willful misconduct of Netmagic.

6.2. DAMAGE TO CUSTOMER EQUIPMENT.
Netmagic assumes no liability for any damage to, or loss of, any Customer Equipment resulting from any cause other than the negligence or willful misconduct of Netmagic. To the extent Netmagic is liable for any damage to, or loss of, CUSTOMER Equipment for any reason, such liability will be limited solely to the then-current replacement value of the Customer Equipment, excluding lost data, software and firmware.

6.3. CONSEQUENTIAL DAMAGES WAIVER.
Except for a breach of "Confidential Information" of this agreement, In no event will either party be liable or responsible to the other for any type of incidental, punitive, indirect or consequential damages, including, but not limited to, lost revenue, lost profits, replacement goods, loss of technology, rights or services, loss of data, or interruption or loss of use of service or equipment, even if advised of the possibility of such damages, whether arising under theory of contract, tort (including negligence), strict liability or otherwise.

6.4. BASIS OF THE BARGAIN; FAILURE OF ESSENTIAL PURPOSE.
The parties acknowledge that Netmagic has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7. INDEMNIFICATION.

7.1. INDEMNIFICATION.
Each party will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "*Losses*") resulting from any claim, suit, action, or proceeding (each, an "*Action*") brought by any third party against the other or its affiliates alleging

7.1.1. The infringement or misappropriation of any intellectual property right relating to the delivery or use of the Service(s) (but excluding any infringement contributorily caused by the other party);

Netmagic Initials ________ Customer Initials MA

7.1.2. Personal injury caused by the negligence or willful misconduct of the other party; and

7.1.3. Any violation of or failure to comply with the Rules and Regulations. Customer will indemnify, defend and hold Netmagic, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought against Netmagic, its affiliates or customers alleging any damage or destruction to the Customer Area, the Internet Data Centers, Netmagic equipment or other customer equipment caused by Customer, its Representative(s) or designees.

7.2. NOTICE.
Each party's indemnification obligations hereunder shall be subject to

7.2.1. Receiving prompt written notice of the existence of any Action;

7.2.2. Being able to, at its option, control the defense of such Action;

7.2.3. Permitting the indemnified party to participate in the defense of any Action; and

7.2.4. Receiving full cooperation of the indemnified party in the defense thereof.

8. TERMINATION.

8.1. TERMINATION FOR CAUSE.
Either party may terminate this Agreement if:

8.1.1. The other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within three (3) days after receipt of written notice from Netmagic;

8.1.2. The other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors;
OR
The other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

8.2. EFFECT OF TERMINATION.
Upon the effective date of termination of this Agreement:

8.2.1. Netmagic will immediately cease providing the Service(s);

8.2.2. Any and all payment obligations of Customer under this Agreement for Service(s) will immediately become due;

8.2.3. Within three (3) days of such termination, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

8.2.4. After making the full and final payments for dues outstanding to Netmagic, the customer will within five (5) days

8.2.4.1. Remove from the Internet Data Centers all Customer Equipment (excluding any Netmagic Supplied Equipment) and any other Customer property;

8.2.4.2. Deliver or make available all Netmagic Supplied Equipment to an authorized representative of Netmagic, and

8.2.4.3. Return the Customer Area to Netmagic in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear excepted.

8.2.5. If Customer does not remove the Customer Equipment and its other property within such five-day period, Netmagic will have the option to

8.2.5.1. Move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or

8.2.5.2. Liquidate the property in any reasonable manner as feel fit with three days notice to the customer and

8.2.5.3. Adjust the sale proceeds against all the outstanding charges due to Netmagic on that date and in case of any surplus left, Netmagic will refund the same to the customer

8.3. CUSTOMER EQUIPMENT AS SECURITY.

8.3.1. Not withstanding anything contained anywhere in this agreement, in the event of termination of this agreement or of any service(s) as per the SOF and in the event that Customer fails to pay Netmagic all undisputed amounts owed to Netmagic under this Agreement when due, Customer agrees that, upon delivery of written notice to Customer, Netmagic may

8.3.1.1. Restrict Customer's physical access to the Customer Area and Equipment; and/or

8.3.1.2. Take possession of all/any Customer Equipment and store it, at Customer's expense, all without being liable to prosecution or for damages.

8.4. Notwithstanding any other clause contained in this agreement or any other subsequent agreement, the Customer ought to remove his goods lying at the Netmagic data center within 30-days from the date of termination of this agreement and only after making full and final payments due and payable to Netmagic as on the date of termination. In case the customer fail to clear the goods within the stipulated time, then Netmagic at its absolute discretion may sell/appropriate/dispose off the goods, as on and whereon basic, at Customer's expense and risk and all without being liable to prosecution at any court or for damages. Till such time, Netmagic has a lien over the goods of the customer.

8.5. SURVIVAL.
The following provisions will survive any expiration or termination of the Agreement: sections 3, 6, 7, 8 & 9 (excluding 9.2).

9. MISCELLANEOUS PROVISIONS

9.1. FORCE MAJEURE.
Except for the obligation to make payments, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of Netmagic), provided that the delayed party:

9.1.1. Gives the other party prompt notice of such cause, and

9.1.2. Uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If Netmagic is unable to provide Service(s) for a period of thirty (30) consecutive days as a result of a continuing force majeure event, Customer may cancel the Service(s).

9.2. NO LEASE.
This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that

Netmagic Initials ____ Customer Initials MA

9.2.1. It has been granted only a license to occupy the Customer Area and use the Internet Data Centers and any equipment provided by Netmagic in accordance with this Agreement;

9.2.2. Customer has not been granted any real property interest in the Customer Area or Internet Data Centers;

9.2.3. Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances;

9.2.4. This Agreement, to the extent it involves the use of space leased by Netmagic, shall be subordinate to any lease between Netmagic and its landlord(s); and

9.2.5. The expiration or termination of any such lease shall terminate this Agreement as to such property subject to Customer retaining any rights or claims it may have against Netmagic arising from the expiration or termination of such lease. Customer hereby waives and releases any claims or rights to make a claim that it may have against the landlord(s) under any lease by Netmagic with respect to any equipment or property of Customers' located in the premises demised to Netmagic by such landlord(s).

9.3. MARKETING.

Customer agrees that during the term of this Agreement Netmagic may publicly refer to its potential Customer(s), orally and in writing, as a Customer of Netmagic.

9.4. GOVERNMENT REGULATIONS.

Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside India in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the Indian Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

9.5. NON-SOLICITATION.

During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Customer agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Netmagic or contracted by Netmagic to provide Services to Customer.

9.6. NO THIRD PARTY BENEFICIARIES.

Netmagic and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Customer.

9.7. GOVERNING LAW; DISPUTE RESOLUTION.

9.7.1. This Agreement is made under and will be governed by and construed in accordance with the laws of the Government of India.

9.7.2. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration and in accordance with the Arbitration & Conciliation Act 1996 or any statuary modification or re-enactment thereof from time to time in force. The venue for arbitration will be Mumbai. The arbitration proceedings shall be conducted in the English language.

9.7.3. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer's failure to pay for Services in accordance with this Agreement may be brought in a competent court with jurisdiction over the subject matter and parties.

9.8. SEVERABILITY; WAIVER.

Netmagic Initials ____________ Customer Initials NA

In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

9.9. ASSIGNMENT.

Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Netmagic, and any attempted assignment or delegation without such consent will be void. Netmagic may assign this Agreement in whole or part. Netmagic also may delegate the performance of certain Services to third parties, including Netmagic' wholly owned subsidiaries and companies, provided Netmagic controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

9.10. NOTICE.

9.10.1. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the Service Order Form or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, faxed or sent, whichever is earlier.

9.10.2. The customer agrees to inform Netmagic immediately about the change of its registered office and / or name.

9.11. RELATIONSHIP OF PARTIES.

Netmagic and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Netmagic and Customer. Neither Netmagic nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

9.12. ENTIRE AGREEMENT / COUNTERPARTS / ORIGINALS.

9.12.1. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter.

9.12.2. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by Netmagic without need of further notice of objection, and shall be of no effect or in any way binding upon Netmagic.

9.12.3. Any changes to this agreement will only be in the form of an addendum that will become a part of this Agreement. Authorized representatives of Netmagic and Customer will sign such addendums. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

Netmagic Initials ________ Customer Initials ________

9.13. INTERPRETATION OF CONFLICTING TERMS.

In the event of a conflict between or among the terms in this Agreement, the Service Order Form(s), the Specification Sheet(s), the Statement(s) of Work, and any other document made a part hereof, the documents shall control in the following order: the Service Order Form with the latest date, the Statement of Work, Specification Sheets, the Agreement and other documents.

AUTHORIZED REPRESENTATIVES OF CUSTOMER AND NETMAGIC HAVE READ THE FOREGOING AND ALL DOCUMENTS INCORPORATED THEREIN AND AGREE AND ACCEPT SUCH TERMS EFFECTIVE AS OF THE DATE WRITTEN BELOW.

NETMAGIC		**CUSTOMER**	
Signature:	[signature]	Signature:	[signature]
Name:		Name:	MANISH AMIN
Designation:		Designation:	VP
Date:	21/12	Date:	15/09/2006

Netmagic Initials [initials] Customer Initials [initials]